UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: July 23, 2016
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	REGULATION FD DISCLOSURE

On July 25, 2016 E*TRADE Financial Corporation (the “Company”) announced it has entered into a definitive agreement to acquire Aperture New Holdings, Inc., the ultimate parent company of OptionsHouse. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

The Company also published an updated version of its investor presentation. The presentation is available on the Company’s corporate website, about.etrade.com.

Investors should note that the Company announces material financial information in SEC filings, press releases, and public conference calls. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

99.1 Press Release, dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	July 25, 2016	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary